                            EXHIBIT 5

                GOODSILL ANDERSON QUINN & STIFEL
                     ALII PLACE, SUITE 1800
                       1099 ALAKEA STREET
                    HONOLULU, HAWAII  96813

                  TELEPHONE:  (808) 547-5600


                            October 4, 1996



Dole Food Company, Inc.
31355 Oak Crest Drive
Westlake Village, CA  91359-5132

         Re:  Registration on Form S-8 of
              Dole Food Company, Inc. Amended and
              Restated 1991 Stock Option and Award Plan
              ------------------------------------------

Ladies and Gentlemen:

          This opinion is rendered in connection with the filing by Dole
Food Company, Inc., a Hawaii corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 2,500,000 shares of Common Stock, without par value (the "Shares") of the Company to be issued pursuant to the Dole Food Company, Inc. Amended and Restated 1991 Stock Option and Award Plan (the "Plan").

          We have examined such appropriate records of the Company and other documents as we have deemed pertinent as a basis for this opinion.

          Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that when the shares are issued and paid for in accordance with authorization by the Company's board of directors and appropriate Committee action under the Plan and with the provisions of the Plan and agreements duly authorized by and completed in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Goodsill Anderson Quinn & Stifel
                                   --------------------------------------
                                   Goodsill Anderson Quinn & Stifel